Exhibit 99.7

                   FW Integrated Orthopaedics Investors, L.P.
                  FW Integrated Orthopaedics Investors II, L.P.
                           201 Main Street, Suite 3100
                            Fort Worth, Texas  76102


                                 August 1, 2000




Integrated Orthopaedics, Inc.
1800 West Loop South
Suite 1030
Houston, Texas  77027

Gentlemen:

      Pursuant to the Certificate of Designations, Rights and Preferences of Series B Convertible, Non-Redeemable Preferred Stock of Integrated Orthopaedics, Inc. dated December 12, 1997, the undersigned hereby give written notice that each of the undersigned elects to convert 121,280 shares of the Series B Preferred Stock into 10,546,087 shares of Common Stock. Each of the undersigned hereby irrevocably waives, and hereby assigns and transfers to the Company, 36,898 shares of the Series B Preferred Stock owned by the undersigned, together with $1,393 of accrued and unpaid dividends on the Series B Preferred Stock. Enclosed is Certificate No. 001, representing 125,000 shares of the Series B Preferred Stock registered in the name of FW Integrated Orthopaedics Investors, L.P., and Certificate No. 002, representing 125,000 shares of the Series B Preferred Stock registered in the name of FW Integrated Orthopaedics Investors II, L.P. Please cancel each certificate and issue two certificates for Common Stock each in the amount of 10,546,087, one registered in the name of FW
Integrated Orthopaedics Investors, L.P. and one registered in the name of FW Integrated Orthopaedics Investors II, L.P. and deliver both such certificates to the undersigned. Please retain and cancel the balance shares as well as an additional 33,178 shares of the Series B Preferred Stock as to which each of the undersigned is entitled but have not yet been issued as well as any accrued and unpaid dividends.

      The undersigneds' election set forth herein is subject to, and shall be effective simultaneously with, the Series A Preferred Stock holders having converted their Series A Preferred Stock as set forth in the attached notice of conversion.

     Thank you for your prompt attention to this matter.

                              FW INTEGRATED ORTHOPAEDICS
                              INVESTORS, L.P.

                              By Group 31, Inc., General Partner


                              By:
                                    Kevin G. Levy, Vice President


                              FW INTEGRATED ORTHOPAEDICS
                              INVESTORS II, L.P.

                              By FW Group Genpar, Inc., General Partner


                              By:
                                    Kevin G. Levy, Vice President

ACCEPTED AND AGREED TO
this __ day of August, 2000

INTEGRATED ORTHOPAEDICS, INC.


By:
Print Name:
Title:

                             [CHARTWELL LETTER HEAD]

                                 August 1, 2000


Integrated Orthopaedics, Inc.
1800 West Loop South
Suite 1030
Houston, Texas  77027

Gentlemen:

      Pursuant to the Certificate of Designation and Determination of Rights and Preferences of Cumulative Convertible Preferred Stock, Series A, of Integrated Orthopaedics, Inc. dated December 12, 1997, the undersigned hereby gives written notice that the undersigned elects, subject to the condition set forth below, to convert 25,226 shares of the Series A Preferred Stock, together with all accrued and cumulative dividends thereon, into 2,367,572 shares of Common Stock. Enclosed is Certificate No. PA-001, representing 25,226 shares of the Series A Preferred Stock registered in the name of the undersigned. Please cancel this certificate and issue a certificate for Common Stock in the amount of 2,367,572 shares registered in the name of Chartwell Capital Investors, L.P. and deliver it to the undersigned.

      The undersigned's election set forth herein is subject to, and shall be effective simultaneous with, the Series B Preferred Stock holders having converted their Series B Preferred Stock as set forth in the attached notice of conversion.

     Thank you for your prompt attention to this matter.

                         CHARTWELL CAPITAL INVESTORS, L.P.,
                           a Delaware limited partnership

                        By:  Chartwell Capital Partners, L.P.,
                              its General Partner

                         By:  Chartwell Partners, L.P.,
                             its General Partner

                            By:  Chartwell, Inc., its General Partner

                                     By:
                                     Name:  Robert L. Stein
                                     Its:  President

ACCEPTED AND AGREED TO
this ____ day of August, 2000

INTEGRATED ORTHOPAEDICS, INC.


By:
Print Name:
Title:
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